EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2019-C3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, K-Star Asset Management LLC, as Special Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer of the Vanguard Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Christiana Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Christiana Mall Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the Christiana Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Special Servicer for the Christiana Mall Mortgage Loan on and after March 1, 2025, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Christiana Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 787 Eleventh Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 787 Eleventh Avenue Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the 787 Eleventh Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 787 Eleventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 787 Eleventh Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 787 Eleventh Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 787 Eleventh Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio 24 Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio 24 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ExchangeRight Net Leased Portfolio 24 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ExchangeRight Net Leased Portfolio 24 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio 24 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio 24 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Hawaii Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Hawaii Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ILPT Hawaii Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the NEMA San Francisco Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the NEMA San Francisco Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the NEMA San Francisco Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NEMA San Francisco Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the NEMA San Francisco Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Southern Motion Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Southern Motion Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Southern Motion Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Southern Motion Industrial Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Southern Motion Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Southern Motion Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Colonnade Office Complex Mortgage Loan, Mount Street US (Georgia) LLP, as Special Servicer for The Colonnade Office Complex Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Colonnade Office Complex Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Colonnade Office Complex Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Colonnade Office Complex Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Colonnade Office Complex Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Goodyear Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Goodyear Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Goodyear Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Goodyear Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Goodyear Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Goodyear Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Goodyear Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Goodyear Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the GNL Industrial Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the GNL Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the GNL Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the GNL Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the GNL Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio 26 Mortgage Loan, LNR Partners, LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio 26 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ExchangeRight Net Leased Portfolio 26 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ExchangeRight Net Leased Portfolio 26 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio 26 Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio 26 Mortgage Loan.

Dated: March 16, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)